Exhibit 99.1

PRESS RELEASE

Dynacq Postpones Filing of Form 10-K

Dynacq Reports 40% Increase in Fiscal Year Net Income to $21 Million

HOUSTON—(BUSINESS WIRE)—December 1, 2003—

Dynacq Healthcare, Inc. (NASDAQ/NM:DYII—News) today announced that it is requesting an automatic extension of up to 15 days for filing its 2003 Form 10-K. Since December 2001, the SEC has been reviewing the annual reports of all public companies, beginning with the Fortune 500. Recently the Division of Corporation Finance of the SEC commented upon Dynacq’s periodic filings. Dynacq had already undertaken an effort to improve its Form 10-K disclosure prior to the SEC review. The Company believes that this dialogue with the SEC staff will prove helpful in this regard. The Company has decided to postpone the release of its financial statements for the fiscal year ended August 31, 2003 and the filing of its 2003 Form 10-K until the SEC staff completes its review. Also in that connection, the Company’s independent auditors have not completed their audit of the August 31, 2003 financial statements. Accordingly, the unaudited financial information presented below is subject to change.

Dynacq also reported a strong financial performance in the fiscal year ended August 31, 2003.

Unaudited Fiscal Year Highlights:

•	Net income increased 40% to approximately $21 million
•	Net revenue increased 39% to approximately $90 million
•	Baton Rouge facility achieved profitability in the fourth quarter
•	New Dallas-Ft. Worth hospital acquisition in August 2003

Dynacq Chairman and CEO, Chiu M. Chan said, “I am glad that our expansion into Baton Rouge is beginning to supplement the profits of our Houston facilities. We hope that our new Garland facility will make a similar contribution in the future after its startup phase. I am pleased to report that we began inpatient surgeries in late November 2003 at the Garland facility—only 100 days after our acquisition of the assets of this facility. In addition, we plan to build a new hospital in The Woodlands area in North Houston, where we previously bought land, obtained architectural plans and formed an operating partnership.”

Although the Baton Rouge facility made a substantial contribution to our net revenue, we expect that overall results in our first fiscal quarter ended November 30, 2003 will be lower than those in the comparable quarter of fiscal 2003. The first quarter of fiscal 2004 will be negatively impacted by expenses incurred in renovating our new Garland facility with minimal offsetting revenue and also by a lower level of activity in our Pasadena facility. The surgical schedules for December 2003 are positive and we expect that the Company will continue to grow in fiscal 2004, as new physicians in our Houston facilities begin to schedule cases, as Baton Rouge continues to grow and as Garland begins to contribute.

Dynacq Healthcare, Inc. (www.dynacq.com) is a holding company. Its subsidiaries provide surgical healthcare services and related ancillary services through hospital facilities and outpatient surgical centers.

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, Dynacq’s ability to continue growing the Baton Rouge facility to positively impact future earnings, the potential growth of the Garland facility operations, we hope that the new Garland facility will make a similar contribution in the future, the continued strong growth of Dynacq’s Houston operations, initiating developments in The Woodlands and elsewhere, the continued successful partnership with physicians, and Dynacq’s ability to continue to provide high quality healthcare services and facilities. Although the Company believes its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results will not differ materially from its expectations. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More detailed information about factors that may cause actual results to materially differ is contained in the Company’s filings with the Securities and Exchange Commission. The words “looking forward,” “believe,” “positive,” “continue to grow,” “begin to schedule cases,” “begins to contribute,”“expect,” “likely” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that such statements were made. The Company undertakes no obligation to update any forward-looking statements contained in this press release.

Source: Dynacq Healthcare, Inc.